EXHIBIT 99.2

Consolidated Report to the Financial Community
First Quarter 2010

(Released May 4, 2010)

HIGHLIGHTS		After-Tax EPS Variance Analysis	1st.Qtr.
		1Q 2009 Basic EPS – GAAP Basis	$0.39
		Special Items – 2009	0.63
●	Normalized non-GAAP* earnings, excluding special items, were $0.81 per	1Q 2009 Normalized Earnings – Non-GAAP Basis*	$1.02
	share for the first quarter of 2010, compared with $1.02 per share for the first	Ohio Utilities’ Distribution Rate Increase	0.03
	quarter of 2009. GAAP earnings for the first quarter of 2010 were $0.51 per	Ohio Delivery Service Improvement Rider	0.05
	share, compared with $0.39 per share for the first quarter of 2009.	Ohio Transition Cost Recovery Margin	(0.12)
		Commodity Margin	(0.25)
		OPEB	0.04
1Q 2010 Results vs. 1Q 2009		Other O&M Expenses	0.06
		Depreciation	(0.01)
●	Electric distribution deliveries increased 68,000 MWH, or 0.3% as increased	General Taxes	0.01
	usage from industrial customers more than offset a reduction in sales to	Financing Costs	(0.02)
	residential and commercial customers. Heating-degree-days were 7% lower	Effective Income Tax Rate	0.01
	than the same period last year and 3% below normal. Industrial deliveries	Other	(0.01)
	increased 474,000 MWH, or 7%, primarily related to increased usage by steel	1Q 2010 Normalized Earnings – Non-GAAP Basis*	$0.81
	and automotive customers. Commercial deliveries declined 120,000 MWH,	Special Items – 2010	(0.30)
	or 1%, while residential deliveries decreased 284,000 MWH, or 3%.	1Q 2010 Basic EPS – GAAP Basis	$0.51

●
The distribution rate increase implemented in 2009 for the three Ohio utilities increased earnings by $0.03 per share in the first quarter of 2010. The increase in distribution rates for Ohio Edison Company (OE) and The Toledo Edison Company (TE) were effective on January 23, 2009, while The Cleveland Electric Illuminating Company’s (CEI) rate increase did not go into effect until May 1, 2009.

●
Revenues associated with the Ohio delivery service improvement (DSI) rider increased earnings by $0.05 per share in the first quarter of 2010.  The implementation of the Ohio DSI did not go into effect until April 1, 2009.

●
CEI’s transition cost recovery margin reduced earnings by $0.12 per share. Lower transition revenues in the first quarter of 2010 reduced earnings by $0.10 per share and higher transition cost amortization reduced earnings by $0.02 per share.  In accordance with the Ohio Rate Certainty Plan, recovery of transition revenues for CEI will end in December 2010.

* The 2010 GAAP to non-GAAP reconciliation statements can be found on page 12 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s Web site at www.firstenergycorp.com/ir.

●	Commodity margin reduced earnings by $0.25 per share, as the result of several factors.

Consolidated electric retail generation and wholesale sales decreased 2.5 million MWH, or 8%.  Retail generation sales decreased 350,000 MWH, or 1% and wholesale sales were down 2.2 million MWH, or 37%, compared to the same period last year. (A Summary of Sales and Power Purchases can be found on page 11).

FirstEnergy Solutions Corp. (FES)-supplied retail generation and wholesale sales increased slightly from the same period last year, as the increase in FES’ competitive retail sales and POLR sales were nearly offset by the decrease in wholesale sales.  FES retail generation sales increased 2.0 million MWH, or 13%, primarily from higher competitive retail sales in the Ohio franchise and non-franchise territories, partially offset by lower Ohio POLR sales.  FES supplied 80% of the Ohio load in the first quarter of 2010 compared to 72% in the first quarter of 2009.  FES-supplied wholesale electricity sales decreased 1.9 million MWH, or 50%, primarily due to lower generation output in the first quarter of 2010 and soft power prices.

Net retail generation and wholesale sales revenues reduced earnings by $0.06 per share.  Lower POLR generation sales revenues and wholesale sales revenues reduced earnings by $0.97 per share and $0.09 per share, respectively.  The decrease in POLR and wholesale revenues was driven primarily by lower sales volume.  Higher competitive retail sales revenues increased earnings by $1.00 per share, and were primarily attributable to increased sales volume and the sale of renewable energy credits.

Higher fuel expenses reduced earnings by $0.04 per share.  The increase in fuel expenses was primarily due to higher nuclear fuel costs and coal transportation charges. Generation output in the first quarter of 2010 was 17.4 million MWH, a reduction of 642,000 MWH, or 3%, compared to the same period last year.

Higher purchased power costs reduced earnings by $0.15 per share. The increase in energy purchases was primarily attributable to increased spot market purchases in PJM.

Net PJM RPM capacity revenues and expenses reduced earnings by $0.10 per share. Capacity expenses for FES, Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) reduced earnings by $0.21 per share, while capacity revenues increased earnings by $0.11 per share.

Lower net MISO/PJM transmission costs increased earnings by $0.10 per share, primarily due to less congestion and transmission loss expense in PJM in the first quarter of 2010 compared to the same period last year.

Consolidated Report to the Financial Community - 1st Quarter 2010	2

Commodity Margin EPS Summary

Revenues
	FES Retail Generation Sales		Wholesale	PJM RPM
EPS	POLR	Comp. Retail	Sales	Capacity	Transmission	Total
Rate	($0.18)	($0.23)	$0.07	$0.11		($0.23)
Volume	($0.79)	$1.23	($0.16)		($0.01)	$0.27
Total	($0.97)	$1.00	($0.09)	$0.11	($0.01)	$0.04

	Expenses
		Purchased	PJM RPM
EPS	Fuel	Power	Capacity	Transmission	Total
Rate	($0.09)	$0.01	($0.21)		($0.29)
Volume	$0.05	($0.16)		$0.11	$0.00
Total	($0.04)	($0.15)	($0.21)	$0.11	($0.29)

●	Lower OPEB expense in the first quarter of 2010 increased earnings by $0.04 per share. In June 2009, FirstEnergy amended its health care benefits plan to reduce future subsidies paid by the Company.

●
Lower O&M expenses increased earnings by $0.06 per share in the first quarter of 2010.  The majority of the O&M reductions were realized from lower labor costs and general company-wide cost control measures.  O&M reductions for the distribution and generation businesses were $0.04 per share, and $0.02 per share, respectively.

●	Incremental property additions increased depreciation expense by $0.01 per share.

●	Lower general taxes increased earnings by $0.01 per share, primarily due to lower payroll and Ohio KWH taxes, partially offset by higher property taxes.

●
Net financing costs reduced earnings by $0.02 per share. Higher interest expense reduced earnings by $0.04 per share, primarily due to interest associated with the issuance of first mortgage bonds and senior notes by the regulated companies and FES in the second half of 2009.  Higher capitalized interest related to construction programs increased earnings by $0.02 per share.

●	A lower effective income tax rate increased earnings by $0.01 per share. The difference reflects reduced after-tax interest expense in 2010 related to uncertain tax positions.

           ●      Several special items were recognized during the first quarter of 2010.

Special Items	EPS
Power contract mark-to-market adjustments	($0.11)
Regulatory charges associated with the Ohio Electric Security Plan	($0.08)
Change in retiree prescription drug plan tax benefit	($0.04)
Merger transaction costs	($0.03)
Non-core asset sales and impairments	($0.02)
Impairment of securities held in trust for future nuclear decommissioning activities	($0.02)

Consolidated Report to the Financial Community - 1st Quarter 2010	3

FirstEnergy Corp.
Consolidated Statements of Income
 (In millions, except for per share amounts)

		Three Months Ended March 31
		2010	2009	Change
	Revenues
(1)	Electric utilities	$2,543	$3,021	$(478)
(2)	Unregulated businesses	1,394	1,235	159
(3)	Intersegment revenues	(638)	(922)	284
(4)	Total Revenues	3,299	3,334	(35)

	Expenses
(5)	Fuel	334	312	22
(6)	Purchased power	1,238	1,143	95
(7)	Other operating expenses	701	827	(126)
(8)	Provision for depreciation	193	177	16
(9)	Amortization of regulatory assets	212	411	(199)
(10)	Deferral of new regulatory assets	-	(93)	93
(11)	General taxes	205	211	(6)
(12)	Total Expenses	2,883	2,988	(105)

(13)	Operating Income	416	346	70

	Other Income (Expense)
(14)	Investment income (loss)	16	(11)	27
(15)	Interest expense	(213)	(194)	(19)
(16)	Capitalized interest	41	28	13
(17)	Total Other Expense	(156)	(177)	21

(18)	Income Before Income Taxes	260	169	91
(19)	Income taxes	111	54	57
(20)	Net Income	149	115	34
(21)	Noncontrolling interest loss	(6)	(4)	(2)
(22)	Earnings Available to FirstEnergy Corp.	$155	$119	$36

(23)	Earnings Per Share of Common Stock
(24)	Basic	$0.51	$0.39	$0.12
(25)	Diluted	$0.51	$0.39	$0.12
(26)	Weighted Average Number of
	Common Shares Outstanding
(27)	Basic	304	304	-
(28)	Diluted	306	306	-

Consolidated Report to the Financial Community - 1st Quarter 2010	4

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended March 31, 2010

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$2,398	$669	$-	$3,067
(2)	Other	145	47	(27)	165
(3)	Internal revenues*	-	674	(607)	67
(4)	Total Revenues	2,543	1,390	(634)	3,299

	Expenses
(5)	Fuel	-	337	(3)	334
(6)	Purchased power	1,395	450	(607)	1,238
(7)	Other operating expenses	380	347	(26)	701
(8)	Provision for depreciation	113	66	14	193
(9)	Amortization of regulatory assets	212	-	-	212
(10)	Deferral of new regulatory assets	-	-	-	-
(11)	General taxes	162	35	8	205
(12)	Total Expenses	2,262	1,235	(614)	2,883
(13)	Operating Income	281	155	(20)	416

	Other Income (Expense)
(14)	Investment income (loss)	25	1	(10)	16
(15)	Interest expense	(124)	(53)	(36)	(213)
(16)	Capitalized interest	1	20	20	41
(17)	Total Other Expense	(98)	(32)	(26)	(156)
(18)	Income Before Income Taxes	183	123	(46)	260
(19)	Income taxes (benefits)	69	47	(5)	111
(20)	Net Income	114	76	(41)	149
(21)	Noncontrolling interest loss	-	-	(6)	(6)
(22)	Earnings Available to FirstEnergy Corp.	$114	$76	$(35)	$155

*	Under the accounting standard for the effects of certain types of regulation, internal revenues are not fully offset for sale of
	Renewable Energy Credits by FES to the Ohio Companies that are retained in inventory.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2010	5

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended March 31, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$2,861	$280	$-	$3,141
(2)	Other	160	55	(22)	193
(3)	Internal revenues	-	893	(893)	-
(4)	Total Revenues	3,021	1,228	(915)	3,334

	Expenses
(5)	Fuel	-	312	-	312
(6)	Purchased power	1,876	160	(893)	1,143
(7)	Other operating expenses	499	355	(27)	827
(8)	Provision for depreciation	109	64	4	177
(9)	Amortization of regulatory assets	411	-	-	411
(10)	Deferral of new regulatory assets	(93)	-	-	(93)
(11)	General taxes	170	32	9	211
(12)	Total Expenses	2,972	923	(907)	2,988
(13)	Operating Income	49	305	(8)	346

	Other Income (Expense)
(14)	Investment income (loss)	30	(29)	(12)	(11)
(15)	Interest expense	(110)	(28)	(56)	(194)
(16)	Capitalized interest	1	10	17	28
(17)	Total Other Expense	(79)	(47)	(51)	(177)
(18)	Income Before Income Taxes	(30)	258	(59)	169
(19)	Income taxes (benefits)	(12)	103	(37)	54
(20)	Net Income	(18)	155	(22)	115
(21)	Noncontrolling interest loss	-	-	(4)	(4)
(22)	Earnings Available to FirstEnergy Corp.	$(18)	$155	$(18)	$119

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2010	6

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended Mar. 31, 2010 vs. Three Months Ended Mar. 31, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$(463)	$389	$-	$(74)
(2)	Other	(15)	(8)	(5)	(28)
(3)	Internal revenues*	-	(219)	286	67
(4)	Total Revenues	(478)	162	281	(35)

	Expenses
(5)	Fuel	-	25	(3)	22
(6)	Purchased power	(481)	290	286	95
(7)	Other operating expenses	(119)	(8)	1	(126)
(8)	Provision for depreciation	4	2	10	16
(9)	Amortization of regulatory assets	(199)	-	-	(199)
(10)	Deferral of new regulatory assets	93	-	-	93
(11)	General taxes	(8)	3	(1)	(6)
(12)	Total Expenses	(710)	312	293	(105)
(13)	Operating Income	232	(150)	(12)	70

	Other Income (Expense)
(14)	Investment income (loss)	(5)	30	2	27
(15)	Interest expense	(14)	(25)	20	(19)
(16)	Capitalized interest	-	10	3	13
(17)	Total Other Expense	(19)	15	25	21
(18)	Income Before Income Taxes	213	(135)	13	91
(19)	Income taxes (benefits)	81	(56)	32	57
(20)	Net Income	132	(79)	(19)	34
(21)	Noncontrolling interest loss	-	-	(2)	(2)
(22)	Earnings Available to FirstEnergy Corp.	$132	$(79)	$(17)	$36

*	Under the accounting standard for the effects of certain types of regulation, internal revenues are not fully offset for sale of
	Renewable Energy Credits by FES to the Ohio Companies that are retained in inventory.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2010	7

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Mar. 31, 2010	Dec. 31, 2009
Current Assets:
Cash and cash equivalents	$310	$874
Receivables	1,395	1,397
Other	1,149	1,049
Total Current Assets	2,854	3,320

Property, Plant and Equipment	19,357	19,164
Investments	2,986	3,023
Deferred Charges and Other Assets	8,881	8,797
Total Assets	$34,078	$34,304

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,783	$1,834
Short-term borrowings	886	1,181
Accounts payable	772	829
Other	1,445	1,444
Total Current Liabilities	4,886	5,288

Capitalization:
Total equity	8,535	8,557
Long-term debt and other long-term obligations	11,847	11,908
Total Capitalization	20,382	20,465
Noncurrent Liabilities	8,810	8,551
Total Liabilities and Capitalization	$34,078	$34,304

General Information
	Three Months Ended Mar. 31
	2010	2009
Debt redemptions	$(109)	$(444)
New long-term debt issues	$-	$700
Short-term borrowings increase (decrease)	$(295)	$-
Property additions	$(508)	$(654)

Adjusted Capitalization
	As of March 31		As of December 31
	2010	% Total	2009	% Total
Total equity*	$8,535	36%	$8,557	36%
Long-term debt and other long-term obligations	11,847	50%	11,908	50%
Currently payable long-term debt	1,783	7%	1,834	8%
Short-term borrowings	886	4%	1,181	5%
Adjustments:
Sale-leaseback net debt equivalents	1,413	6%	1,391	6%
JCP&L securitization debt and cash	(608)	-2%	(1,189)	-5%
Total	$23,856	100%	$23,682	100%

*Includes $(1,399) million and $(1,415) million, respectively, of Accumulated Other Comprehensive Loss

Consolidated Report to the Financial Community - 1st Quarter 2010	8

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Mar. 31
	2010	2009
Cash flows from operating activities
Net income	$149	$115
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	405	495
Deferred purchased power and other costs	(77)	(62)
Deferred income taxes and investment tax credits	59	(28)
Deferred rents and lease market valuation liability	(17)	(14)
Cash collateral, net	(46)	(15)
Commodity derivative transactions, net	33	16
Change in working capital and other	-	(45)
Cash flows provided from operating activities	506	462
Cash flows provided from (used for) financing activities	(594)	70
Cash flows used for investing activities	(476)	(678)
Net decrease in cash and cash equivalents	$(564)	$(146)

Deferrals and Amortizations	Three Months Ended March 31
	2010	2009	Change
Ohio Rate Certainty Plan Amortizations (Deferrals)
Ohio transition costs	$-	$39	$(39)
Shopping incentives & interest	41	209	(168)
RCP distribution reliability costs and interest	-	(5)	5
RCP fuel & interest	(5)	(9)	4

Ohio Amended ESP Amortizations (Deferrals)
Uncollectible customer accounts	$(2)	$(7)	$5
Economic development costs & interest	(4)	-	(4)
Generation cost rider true-up & interest	4	-	4
CEI fuel & interest	-	(93)	93
Distribution reliability costs (RDD/NDD)	49	-	49

Ohio Transmission Amortization (Deferral)
MISO transmission costs	$(11)	$53	$(64)

Ohio Other Amortizations (Deferrals)
Generation related deferrals	$(22)	$-	$(22)
Distribution related amortizations (deferrals)	7	8	(1)
All other	42	(3)	45

Pennsylvania Amortizations (Deferrals)
PJM transmission costs	$4	$(13)	$17
NUG costs	15	25	(10)
Decommissioning amortizations	1	3	(2)
All other	23	24	(1)

New Jersey Amortizations (Deferrals)
NUG costs	$68	$68	$-
Decommissioning amortizations	5	5	-
All other	(3)	14	(17)

Total Amortizations, net	$212	$318	$(106)

Consolidated Report to the Financial Community - 1st Quarter 2010	9

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (kWh in millions)
		Three Months Ended March 31
Electric Distribution Deliveries		2010	2009	Change

Ohio	- Residential	4,760	4,887	-2.6%
- Commercial		3,546	3,615	-1.9%
- Industrial		4,896	4,524	8.2%
- Other		86	90	-4.4%
Total Ohio		13,288	13,116	1.3%

Pennsylvania	- Residential	3,368	3,490	-3.5%
- Commercial		2,766	2,780	-0.5%
- Industrial		2,247	2,153	4.4%
- Other		21	20	3.7%
Total Pennsylvania		8,402	8,443	-0.5%

New Jersey	- Residential	2,322	2,357	-1.5%
- Commercial		2,232	2,269	-1.6%
- Industrial		622	614	1.3%
- Other		22	21	1.7%
Total New Jersey		5,198	5,261	-1.2%

Total Residential		10,450	10,734	-2.6%
Total Commercial		8,544	8,664	-1.4%
Total Industrial		7,765	7,291	6.5%
Total Other		129	131	-1.7%
Total Distribution Deliveries		26,888	26,820	0.3%
Electric Sales Shopped
Ohio	- Residential	1,880	-	-
- Commercial		2,281	-	-
- Industrial		2,931	-	-
Total Ohio		7,092	-	-

Pennsylvania	- Residential	55	42	31.0%
- Commercial		210	205	2.4%
- Industrial		444	403	10.2%
Total Pennsylvania		709	650	9.1%

New Jersey	- Commercial	1,184	635	86.5%
- Industrial		499	449	11.1%
Total New Jersey		1,683	1,084	55.3%

Total Electric Sales Shopped		9,484	1,734	446.9%
Electric Generation Sales
Retail - Regulated		17,404	25,086	-30.6%
Retail - Competitive		8,585	1,253	585.2%
Total Retail		25,989	26,339	-1.3%
Wholesale		3,758	5,955	-36.9%
Total Electric Generation Sales		29,747	32,294	-7.9%

Operating Statistics	Three Months Ended March 31
	2010	2009
Capacity Factors:
Nuclear	92%	87%
Fossil - Baseload	57%	79%
Fossil - Load Following	59%	45%
Generation Output:
Nuclear	46%	41%
Fossil - Baseload	32%	42%
Fossil - Load Following	22%	16%
Peaking	-	1%

Weather	Three Months Ended March 31
	2010	2009	Normal
Composite Heating-Degree-Days	2,769	2,960	2,865
Composite Cooling-Degree-Days	-	-	1

Consolidated Report to the Financial Community - 1st Quarter 2010	10

FirstEnergy Corp.
Supply Summary

Summary of Sales and Power Purchases

Retail Generation & Wholesale Sales	1Q 2010			1Q 2009			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
Retail Generation Sales
FES competitive retail sales -
OH Franchise (shopping)	6,010		6,010	-		-	6,010		6,010
Penn Power (shopping)	479		479	395		395	84		84
Non-Franchise	2,096		2,096	858		858	1,238		1,238
Total	8,585		8,585	1,253		1,253	7,332		7,332
POLR sales to affiliates -
Ohio Edison	2,192	871	3,063	4,418	1,694	6,112	(2,226)	(823)	(3,049)
CEI	1,515	617	2,132	3,339	1,267	4,606	(1,824)	(650)	(2,474)
Toledo Edison	704	300	1,004	1,731	663	2,394	(1,027)	(363)	(1,390)
Subtotal - OH	4,411	1,788	6,199	9,488	3,624	13,112	(5,077)	(1,836)	(6,913)
Penn Power	-	603	603	159	480	639	(159)	123	(36)
Penelec	3,537	6	3,543	2,180	1,340	3,520	1,357	(1,334)	23
Met-Ed	3,534	13	3,547	2,290	1,345	3,635	1,244	(1,332)	(88)
Met-Ed/Penelec third party contract	(2,703)	2,703	-				(2,703)	2,703	-
Subtotal - PA	4,368	3,325	7,693	4,629	3,165	7,794	(261)	160	(101)
JCP&L	-	3,512	3,512	-	4,180	4,180	-	(668)	(668)
Total POLR sales	8,779	8,625	17,404	14,117	10,969	25,086	(5,338)	(2,344)	(7,682)
Total Retail Generation Sales	17,364	8,625	25,989	15,370	10,969	26,339	1,994	(2,344)	(350)
Wholesale Sales
FES -
MISO	902		902	3,330		3,330	(2,428)		(2,428)
PJM	1,001		1,001	460		460	541		541
Total FES	1,903		1,903	3,790		3,790	(1,887)		(1,887)
Met-Ed		479	479		552	552		(73)	(73)
Penelec		694	694		769	769		(75)	(75)
JCP&L		682	682		843	843		(161)	(161)
Other	-	-	-	1	-	1	(1)	-	(1)
Total Wholesale Sales	1,903	1,855	3,758	3,791	2,164	5,955	(1,888)	(309)	(2,197)
Total Retail Generation & Wholesale Sales	19,267	10,480	29,747	19,161	13,133	32,294	106	(2,653)	(2,547)

Power Purchases	1Q 2010			1Q 2009			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
FES -
MISO	521		521	68		68	453		453
PJM	5,419		5,419	1,792		1,792	3,627		3,627
Met-Ed/Penelec third party contract	(2,838)	2,838	-			-	(2,838)	2,838	-
Total FES	3,102	2,838	5,940	1,860		1,860	1,242	2,838	4,080
Ohio Edison		915	915		1,779	1,779		(864)	(864)
CEI		647	647		1,330	1,330		(683)	(683)
Toledo Edison		315	315		696	696		(381)	(381)
Subtotal - OH		1,877	1,877		3,805	3,805		(1,928)	(1,928)
Penn Power		665	665		503	503		162	162
Penelec		752	752		2,176	2,176		(1,424)	(1,424)
Met-Ed		536	536		1,958	1,958		(1,422)	(1,422)
Subtotal - PA		1,953	1,953		4,637	4,637		(2,684)	(2,684)
JCP&L		4,478	4,478		5,300	5,300		(822)	(822)
Total	3,102	11,146	14,248	1,860	13,742	15,602	1,242	(2,596)	(1,354)

Consolidated Report to the Financial Community - 1st Quarter 2010	11

FirstEnergy Corp.
Special Items, EPS Reconciliations and Liquidity
 (In millions, except for per share amounts)

Special Items
	Three Months Ended Mar. 31
	2010	2009
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$(40)	$(261)
Trust securities impairment (b)	(10)	(36)
Organizational restructuring costs (c)	-	(22)
Non-core assets sales/impairments (d)	(9)	-
Merger transaction costs (c)	(14)	-
Derivative mark-to-market adjustment (e)	(52)	-
Total-Pretax Items	$(125)	$(319)
Income tax charge/Income tax resolution	$(13)	$13
EPS Effect	$(0.30)	$(0.63)
(a)
For 2010, $35 million included in "Amortization of
regulatory assets"; $5 million included in "Other
operating expenses". For 2009, $216 million
included in "Amortization of regulatory assets"; $35
million included in "Other operating expenses"; $10
million included in "Purchased Power"
	(c) Included in "Other operating expenses" (d) $7 million included in "Depreciation"; $2M included in "Revenues - Unregulated businesses" (e) Included in "Purchased power"
(b) Included in "Investment income"

2010 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months Ended March 31
	2010	2009

Basic EPS (GAAP basis)	$0.51	$0.39
Excluding Special Items:
Regulatory charges	0.08	0.55
Trust securities impairment	0.02	0.07
Organizational restructuring costs	-	0.05
Income tax resolution	-	(0.04)
Income tax charge - retiree drug change	0.04	-
Merger transaction costs	0.03	-
Non-core assets sales/impairments	0.02	-
Derivative mark-to-market adjustment	0.11	-
Basic EPS (Non-GAAP basis)	$0.81	$1.02

Liquidity position as of April 30, 2010

Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	Aug. 2012	$2,750	$1,380
FirstEnergy Solutions	Bank Line	Mar. 2011	100	-
OH & PA Utilities	Receivables Financing	Various(2)	345	272
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$3,195	$1,652
(2) OH $200M (March - May), $250M (June - February) matures March 30, 2011; PA $145M matures December 17, 2010		Cash:	-	357
		Total:	$3,195	$2,009

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Recent Developments

Merger Announcement

Proposed Merger with Allegheny Energy, Inc.
On February 11, 2010, FirstEnergy and Allegheny Energy, Inc. (Allegheny Energy) announced that both companies' boards of directors unanimously approved a definitive agreement in which the companies would combine in a stock-for-stock transaction. Under the terms of the agreement, Allegheny Energy stockholders would receive 0.667 of a share of FirstEnergy common stock in exchange for each share of Allegheny Energy stock they own. Based on the closing stock prices for both companies on February 10, 2010, Allegheny Energy stockholders would receive a value of $27.65 per share, or $4.7 billion in the aggregate. FirstEnergy will also assume all of Allegheny Energy’s outstanding debt (approximately $3.8 billion as of February 10, 2010). Following the completion of the merger, it is anticipated that FirstEnergy shareholders would own approximately 73 percent and Allegheny Energy stockholders would own approximately 27 percent of the combined company. On March 23, 2010, FirstEnergy filed with the U.S. Securities and Exchange Commission a preliminary registration statement on Form S-4 relating to the proposed merger that includes a preliminary joint proxy statement of FirstEnergy and Allegheny Energy and that constitutes a preliminary prospectus of FirstEnergy.

Financial Matters

Financing Activities
On April 1, 2010, FirstEnergy Generation Corp. (FGCO) purchased $234.5 million variable rate Pollution Control Revenue Bonds (PCRBs) originally issued on its behalf and cancelled the related letter of credit with KeyBank. Subject to market conditions, FGCO plans to remarket the purchased PCRBs in the near future.

Regulatory Matters

Electric Security Plan (ESP)
On March 23, 2010, OE, CEI and TE (collectively the Ohio Companies) filed an ESP with the Public Utilities Commission of Ohio (PUCO).  The ESP was filed as a Stipulation and Recommendation and incorporates the substantial evidentiary record developed in the Ohio Companies’ earlier filing for a Market Rate Offer. The ESP is a three-year plan that would commence June 1, 2011, and provides for a competitive bidding process to procure generation for non-shopping customers, more certain rate levels for customers, and timely recovery of PUCO-authorized charges, while promoting energy efficiency and economic development.  The PUCO held hearings that began on April 20, 2010 and the Ohio Companies have requested PUCO approval by May 5, 2010. On April 29, 2010, the PUCO Chairman issued a statement that the PUCO will not issue a decision on May 5, 2010, and will take additional time to review the case record. In connection with the filing FirstEnergy recorded approximately $39.5 million ($25.3 million after tax) of regulatory asset impairments and expenses related to the ESP commitments.

Smart Meter Plan
Pennsylvania’s Act 129 requires all Pennsylvania electric distribution companies with more than 100,000 customers to install smart meter technology within 15 years. On April 15, 2010, the Pennsylvania Public Utility Commission (PPUC) adopted a Motion by Chairman Cawley that modified the Administrative Law Judge’s initial decision issued on January 28, 2010 and decided various issues regarding the Smart Meter Implementation Plan (SMIP) for Pennsylvania Power Company (Penn Power), Met-Ed, and Penelec (collectively the Pennsylvania Companies). An order consistent with Chairman Cawley’s Motion is anticipated to be entered in the near future.  The Pennsylvania Companies’ SMIP will assess the technologies, vendors, capital cost, and potential benefits of smart meter technology during an assessment period that covers the next 24 months. The Pennsylvania Companies

Consolidated Report to the Financial Community - 1st Quarter 2010	13

expect to incur approximately $29.5 million of costs during the Assessment Period; these costs are expected to be recovered through the Smart Meter Technologies Charge rider. At the end of the assessment period, the Pennsylvania Companies will submit to the PPUC a deployment plan for the full scale deployment of smart meters.

Pennsylvania Energy Efficiency
On February 25, 2010, the PPUC approved the Pennsylvania Companies’ Energy Efficiency and Conservation Plans which were refiled on February 5, 2010, in order to comply with Pennsylvania Act 129. The Act requires utilities to reduce energy consumption and peak demand, with electricity consumption reduction targets of 1% by May 31, 2011, and 3% by May 31, 2013, and a peak demand reduction target of 4.5% by May 31, 2013.  The Pennsylvania Companies are offering a wide variety of programs to residential, commercial, industrial, governmental and non-profit customers.

Met-Ed and Penelec Transmission Service Charge (TSC)
On March 3, 2010, the PPUC issued an order which denies Met-Ed and Penelec the recovery of PJM charges for marginal transmission losses for the period of June 1, 2007 – March 31, 2008 through their TSC riders. The order directed Met-Ed and Penelec to file a recommendation regarding the establishment of a separate account for marginal transmission losses collected from ratepayers plus interest to be used to mitigate future generation increases beginning January 1, 2011.  On March 18, 2010, Met-Ed and Penelec requested that the PPUC grant a stay of its order; the PPUC granted the stay on March 25, 2010, allowing for the continued collection of marginal transmission losses subject to refund. On April 1, 2010, Met-Ed and Penelec filed with the Commonwealth Court of Pennsylvania a Petition for Review of the PPUC's March 3, 2010 Order.  On April 2, 2010, Met-Ed and Penelec filed a proposal with the PPUC to use the funds collected to mitigate future rate increases.

Met-Ed and Penelec Default Service Plan
Consistent with the approved default service plan, Met-Ed and Penelec held two auctions through which they purchased 50 percent of their default service requirements for the first five months of 2011. The auctions were conducted by NERA Economic Consulting and the results were approved by the PPUC on January 22 and March 24, 2010.  The tranche-weighted average prices ($/MWh) for Met-Ed’s residential and commercial classes were $77.76 and $76.74, respectively; Penelec’s tranche-weighted average prices were $64.34 and $66.39 for its residential and commercial classes, respectively.  There will be two more auctions, in May 2010 and October 2010, to procure the remaining supply for these customers.

Pennsylvania Power Default Service Plan
On January 28, 2010 the PPUC approved the bid results for the final portion of Penn Power’s competitive process to procure energy for residential and commercial customers for the period June 1, 2010, to May 31, 2011.  The clearing price for residential supply was $61.17 and the small commercial price awarded to bidders was $54.76. On February 8, 2010, Penn Power filed for approval of its Default Service Plan for the period of June 1, 2010 through May 31, 2013.  Penn Power expects to receive a decision by November 2010.

Operational Matters

PJM Consolidation
From March 15-19, 2010, two Fixed Resource Requirement Integration Auctions were conducted by PJM on behalf of the Ohio Companies to secure electric capacity for delivery years June 1, 2011, through May 31, 2012, and June 1, 2012, through May 31, 2013. On March 26, 2010, the PJM Market Monitor, Monitoring Analytics, LLC, certified the auction results.  In the 2011/2012 auction, 27 suppliers participated and 12,583 MW of unforced capacity cleared at a price of $108.89/MW-day. The 2012/2013 auction had 28 market participants, with 13,038 MW of unforced capacity clearing at a price of $20.46/MW-day.

Consolidated Report to the Financial Community - 1st Quarter 2010	14

Davis-Besse Refueling Outage
On February 28, 2010, the Davis-Besse Nuclear Power Station (908-MW) shut down for a scheduled refueling outage to exchange 76 of the 177 fuel assemblies and to conduct numerous safety inspections.  During the outage, it was determined through testing that modification work also needed to be performed on certain control rod nozzles that penetrate the reactor vessel head.  A team of 80 contract engineers and technicians is using industry-proven methods, including robotic welding, to make modifications to 24 of the 69 nozzles on the reactor head. The contractor team has made nearly 100 similar modifications at other U.S. nuclear power plants. Additional testing will be performed to confirm the modifications, and the plant is expected to be ready for restart in July.

Sumpter Plant Sale
On March 31, 2010, FGCO closed the sale of its 340-MW Sumpter Plant in Sumpter, Michigan, to Wolverine Power Supply Cooperative, Inc., and recorded an immaterial loss in the first quarter for this transaction.  The plant consists of four 85-MW natural gas turbines and represented FirstEnergy’s only generation assets in Michigan.

For additional information, please contact:

Ronald E. Seeholzer	Irene M. Prezelj	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 384-3859	(330) 761-4239

Consolidated Report to the Financial Community - 1st Quarter 2010	15

Forward-looking Statements: This Consolidated Report includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements relating to the proposed merger include, but are not limited to, statements about the benefits of the proposed merger involving Allegheny Energy and FirstEnergy, including future financial and operating results, Allegheny Energy's and FirstEnergy's plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements relating to the merger that are not historical facts.

Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Pennsylvania, the impact of the regulatory process on the pending matters in Ohio, Pennsylvania and New Jersey, business and regulatory impacts from American Transmission System, Incorporated’s realignment into PJM Interconnection L.L.C., economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, operating and maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the potential impacts of the U.S. Court of Appeals’ July 11, 2008 decision requiring revisions to the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement FirstEnergy’s Air Quality Compliance Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other similar potential regulatory initiatives or actions, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission, factors that may further delay, or increase the costs associated with (including replacement power costs), the restart of the Davis-Besse Nuclear Power Station from its current refueling outage, including that the modifications to control rod drive mechanism nozzles take longer than expected or are not effective, other conditions requiring remediation are discovered during the extended outage, or the NRC takes adverse action in connection with any of the foregoing;   Met-Ed’s and Penelec’s transmission service charge filings with the PaPUC, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause it to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy’s access to financing or its costs or increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing decline of the national and regional economy and its impact on the company’s major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, and the risks and other factors discussed from time to time in its SEC filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 1st Quarter 2010	16

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

In addition to historical information, this document may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed merger include, but are not limited to: statements about the benefits of the proposed merger involving FirstEnergy and Allegheny Energy, including future financial and operating results; FirstEnergy’s and Allegheny Energy’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the merger that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the proposed merger, these factors include, but are not limited to: risks and uncertainties relating to the ability to obtain the requisite FirstEnergy and Allegheny Energy shareholder approvals; the risk that FirstEnergy or Allegheny Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect. These risks, as well as other risks associated with the merger, are more fully discussed in the preliminary joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 (Registration No. 333-165640) that was filed by FirstEnergy with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in FirstEnergy’s and Allegheny Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this document speak only as of the date of this document. Neither FirstEnergy nor Allegheny Energy undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, FirstEnergy filed a Registration Statement on Form S-4 (Registration No. 333-165640) with the SEC that includes a preliminary joint proxy statement of FirstEnergy and Allegheny Energy and that also constitutes a preliminary prospectus of FirstEnergy. FirstEnergy and Allegheny Energy will mail the definitive joint proxy statement/prospectus to their respective shareholders. FirstEnergy and Allegheny Energy urge investors and shareholders to read the definitive joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from FirstEnergy’s website (www.firstenergycorp.com) under the tab “Investors” and then under the heading “Financial Information” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from Allegheny Energy’s website (www.alleghenyenergy.com) under the tab “Investors” and then under the heading “SEC Filings.”

PARTICIPANTS IN THE MERGER SOLICITATION

FirstEnergy, Allegheny and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from FirstEnergy and Allegheny Energy shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of FirstEnergy and Allegheny Energy shareholders in connection with the proposed merger is set forth in the preliminary joint proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4. You can find information about FirstEnergy’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2010 and Annual Report on Form 10-K filed with the SEC on February 19, 2010. You can find information about Allegheny Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on March 19, 2010 and Annual Report on Form 10-K filed with the SEC on March 1, 2010. Additional information about FirstEnergy’s executive officers and directors and Allegheny Energy’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4. You can obtain free copies of these documents from FirstEnergy and Allegheny Energy using the website information above.

Consolidated Report to the Financial Community - 1st Quarter 2010	17